Exhibit 23.6

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the reference to Netherland, Sewell & Associates, Inc. under the heading “Experts” in the Woodside Petroleum Ltd. Registration Statement on Form F-4 and to the references to our firm, in the context in which they appear. We hereby further consent to the references to our reports as of 31 December 2021, 2020, and 2019, prepared for Woodside Petroleum Ltd.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

11 April 2022